Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Mark Brewer Investor Relations investorrelations@wtoffshore.com 713-297-8024	Danny Gibbons SVP & CFO investorrelations@wtoffshore.com 713-624-7326

W&T OFFSHORE, INC. UPSIZES AND PRICES $300 MILLION OF 8.5% SENIOR NOTES

Houston, Texas, October 17, 2012 – W&T Offshore, Inc. (“W&T Offshore”) (NYSE:WTI) announced today that it priced $300 million aggregate principal amount of 8.5% senior notes due 2019 (the “Notes”), which was upsized from the previously announced $250 million offering size. The Notes will be sold in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued under an indenture pursuant to which W&T Offshore initially issued $600 million principal amount of its 8.5% senior notes due 2019 on June 10, 2011 (the “Existing Notes”). The Notes will be issued at 106.0% of par value, providing a yield to worst of 6.963%, and will mature on June 15, 2019. They will be treated as a single series with, and will have the same terms as, the Existing Notes, but will not be fungible with the Existing Notes for trading purposes unless and until they are exchanged for registered notes. The offering of the Notes is expected to close on October 24, 2012, subject to customary closing conditions.

W&T Offshore intends to apply the net proceeds of this private offering to repay all of the outstanding indebtedness under its revolving credit facility, a portion of which was recently incurred to partially fund its recently completed acquisition of exploration and production properties in the Gulf of Mexico from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC, and for general corporate purposes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

W&T Offshore, Inc. • Nine Greenway Plaza, Suite 300 • Houston, Texas 77046 • 713-626-8525 • www.wtoffshore.com

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer focused primarily in the Gulf of Mexico and Texas. We have grown through acquisitions, exploration and development and currently hold working interests in over 70 producing offshore fields in federal and state waters, including the deepwater. During 2011, we expanded onshore into West Texas and East Texas where we are actively pursuing exploration and development activities. A substantial majority of our daily production is derived from wells we operate offshore.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of our risk management activities, governmental regulations, uncertainties and other factors discussed in W&T Offshore’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Form 10-Q reports found at www.sec.gov.

2